UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 7, 2009

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 7, 2009, El Paso Electric Company (the “Company”) reorganized its legal department in order to better position itself for the future needs of the Company, including enhancement of its energy-related regulatory capabilities. Mary E. Kipp, who has served as the Company’s Assistant General Counsel and Director of FERC Compliance since December 2007, has been appointed VP – Legal and Chief Compliance Officer with primary responsibility for oversight of the Company’s legal affairs. Prior to joining the Company, Ms. Kipp was a senior attorney in the Federal Energy Regulatory Commission’s Office of Enforcement in Washington, DC. Before entering government service, she was an attorney at Greenberg Traurig, LLP, and El Paso Natural Gas Company. She received her BA cum laude from Williams College, her JD from the University of Texas School of Law, and is an alumnus of Exeter College, University of Oxford. Gary D. Sanders, who was the Company’s General Counsel, will become the Company’s Lead SEC Counsel with primary responsibility for SEC reporting and other corporate matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: December 9, 2009	By:	/s/ David G. Carpenter
	Name: Title:	David G. Carpenter Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

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